UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2007
LEVITT CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	001-31931	11-3675068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 West Cypress Creek Road, Fort Lauderdale, Florida		33309

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (954) 958-1800
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 30, 2007, BFC Financial Corporation (“BFC”) entered into a definitive agreement with Levitt Corporation (“Levitt”) pursuant to which Levitt will become a wholly-owned subsidiary of BFC. BFC currently owns all of Levitt’s Class B Common Stock and approximately 11% of Levitt’s Class A Common Stock. Holders of Levitt’s Class A Common Stock other than BFC will receive 2.27 shares of BFC Class A Common Stock for each share of Levitt Class A Common Stock they hold. The Levitt shares held by BFC will be cancelled in the transaction.
     The transaction is subject to customary closing and termination conditions and the approval of BFC’s and Levitt’s shareholders. In addition to the shareholder approvals required by Florida law, the transaction will also be subject to the approval of the holders of a majority of Levitt’s Class A Common Stock voting on the transaction not including shares owned by BFC and certain of Levitt’s directors. BFC and Levitt anticipate that the transaction will close in the second quarter of 2007. The foregoing description is qualified in its entirety by reference to the merger agreement, a copy of which is attached hereto as Exhibit 2.1.
Item 2.02 Results of Operations and Financial Condition
     On January 31, 2007, Levitt issued the press release attached hereto as Exhibit 99.1 disclosing certain interim information regarding Levitt’s operations for the fourth quarter of 2006.
Item 7.01 Regulation FD Disclosure
     On January 31, 2007, Levitt and BFC issued the joint press release attached hereto as Exhibit 99.2 relating to the merger.
Additional Information and Where to Find it
     BFC and Levitt intend to file a definitive joint proxy statement and related materials concerning the transaction described above and furnish the definitive joint proxy statement to their respective shareholders. Shareholders of BFC and Levitt are advised to read the joint proxy statement when it is finalized and distributed, because it will contain important information. Shareholders of BFC and Levitt will be able to obtain a free-of-charge copy of the joint proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s web site at http://www.sec.gov. Shareholders of BFC and Levitt will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail to the Corporate Secretary at 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309, or by calling (954) 940-4900.
Participants in the Solicitation
     BFC, Levitt and certain of their directors and officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the proposed transaction. Information concerning the interests of the persons who may be considered “participants” in the solicitation will be set forth in the joint proxy statement relating to the proposed transaction.

Additional information concerning BFC’s and Levitt’s directors and executive officers is set forth in their respective proxy statements and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit 2.1	Agreement and Plan of Merger dated as of January 30, 2007 by and among BFC Financial Corporation, LEV Merger Sub, Inc. and Levitt Corporation.
Exhibit 99.1	Press release issued on January 31, 2007.
Exhibit 99.2	Press release issued on January 31, 2007.
The information contained in Exhibit 99.1 will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVITT CORPORATION

Date: January 31, 2007

By:	/s/ George P. Scanlon
	Name:	George P. Scanlon
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger dated as of January 30, 2007 by and among BFC Financial Corporation, LEV Merger Sub, Inc. and Levitt Corporation.
99.1	Press Release issued January 31, 2007
99.2	Press Release issued January 31, 2007

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